UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Appliance Recycling Centers of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard
Minneapolis, Minnesota 55426

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2006

TO OUR SHAREHOLDERS:

The annual meeting of the shareholders of Appliance Recycling Centers of America, Inc. will be held on Thursday, May 4, 2006 at 3:30 p.m., at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426. At the meeting, shareholders will act on the following matters:

•                  Proposal One: The election of four directors to serve for a term of one year expiring at the 2007 annual meeting of shareholders.

•                  Proposal Two:  The approval and adoption of the 2006 Stock Option Plan as described in this proxy statement.

•                  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 17, 2006 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

Each of you is invited and urged to attend the annual meeting in person if possible. Whether or not you are able to attend in person, you are requested to date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience or vote your proxy by using our internet voting service at “http://www.eproxy.com/arci/.”

By Order of the Board of Directors

Denis E. Grande, Secretary

March 31, 2006

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard
Minneapolis, Minnesota 55426

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement contains information related to the annual meeting of shareholders of Appliance Recycling Centers of America, Inc. (the “Company”) to be held on Thursday, May 4, 2006, beginning at 3:30 p.m., at the corporate offices of the Company, located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426. The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the 2006 annual meeting of shareholders and any adjournment or postponement of the meeting. The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is March 31, 2006.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, shareholders will act upon the matters described in the accompanying notice of annual meeting of shareholders. This includes (1) the election of four directors and (2) the approval and adoption of the 2006 Stock Option Plan described in this proxy statement. In addition, the Company’s management will report on the performance of the Company during the 2005 Fiscal Year and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record of outstanding common stock of the Company at the close of business on the record date, March 17, 2006, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock of the Company outstanding on the record date will constitute a quorum. A quorum is required for business to be conducted at the meeting. As of the record date, 4,327,777 shares of common stock of the Company were outstanding. If you submit a properly executed proxy card or vote your proxy by using the internet voting service, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope or vote using our internet voting service. If you return your signed proxy card or vote using our internet voting service but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all directors in Proposal 1and FOR Proposal 2.

Can I change my vote after I return my proxy card or my internet vote?

Yes. Even after you have submitted your proxy or voted by internet, you may change your vote at any time before the proxy is exercised at the meeting. You may change it by:

1)              Returning a later-dated signed proxy card or re-accessing the internet voting site listed on your proxy card;

2)              Delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426; or

3)              Attending the meeting and voting in person at the meeting (although attendance at the meeting without voting at the meeting will not, in and of itself, constitute a revocation of your proxy).

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of the proposal in this proxy statement. In summary, the Board recommends a vote:

•                  FOR the election of each of the nominated directors (see Proposal 1 on page 5).

•                  FOR the approval and adoption of the 2006 Stock Option Plan as described in this proxy statement (See Proposal 2 on page 15).

If you submit your proxy card or vote by internet, then unless you give other instructions on your proxy card or your internet vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for four nominees and the four nominees with the greatest number of votes will be elected.

For Proposal 2, the approval and adoption of the 2006 Stock Option Plan, each shareholder will be entitled to one vote for each share held, and the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

With respect to any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on the proposal and will not be counted in determining the number of shares necessary for approval of the proposal. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will count the vote?

An Inspector of Elections will be appointed for the annual meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards or use the internet voting service for each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2006 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your proxy gives authority to Edward R. Cameron and Denis E. Grande to vote on such matters at their discretion.

When are shareholder proposals for the 2007 annual meeting of shareholders due?

To be considered for inclusion in the Company’s proxy statement for the 2007 annual meeting, shareholder proposals must be received at the Company’s offices no later than December 1, 2006. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, and must be submitted in writing and delivered or mailed to the Company’s Secretary, at Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

Under Rule 14a-4(c)(1), any shareholder who wishes to have a proposal considered at the 2007 annual meeting of shareholders, but not submitted for inclusion in the Company’s proxy statement, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 14, 2007. Failure to notify the Company by that date would allow the Company’s proxy holders to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the annual meeting without any discussion of the matter being included in the Company’s proxy statement.

Who pays for the cost of this proxy solicitation?

The expense of the solicitation of proxies for this annual meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company’s directors, officers and regular employees, without additional compensation. No proxy solicitors have been hired in connection with the annual meeting.

COMMON STOCK OWNERSHIP

Beneficial Ownership of Common Stock

The following table sets forth as of March 17, 2006 the beneficial ownership (which includes shares which may be acquired in the next 60 days through options or warrants) of common stock by each of the Company’s directors, including director nominees, each of the executive officers named in the Summary Compensation Table on page 12, and all directors and executive officers of the Company as a group, as well as information about beneficial owners of 5% or more of the Company’s common stock. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

Beneficial Owner	Position with Company	Number of Shares Beneficially Owned (1)		Percent of Outstanding (2)
Directors and executive officers:
Edward R. Cameron	Chairman of the Board,	325,689	(3)	8.1%
7400 Excelsior Blvd.	President and Chief
Minneapolis, MN 55426	Executive Officer
Duane S. Carlson	Director	54,375	(4)	1.2%
Harry W. Spell	Director	50,000	(4)	1.1%
W. William Bednarczyk	Director	270,000		6.2%
6566 France Ave S #1004
Edina, MN 55435
Albin S. Dubiak	Director	—		—
All officers and directors as a group (7 persons)		742,713	(4)	16.6%

Other 5% shareholders:
Perkins Capital Mgmt. Inc.		698,450	(5)	16.1%
730 East Lake Street
Wayzata, MN 55391
Medallion Capital Inc.		547,000		12.6%
3000 West County Rd. 42,
Suite 301
Burnsville, MN 55337
Heartland Advisors, Inc.		409,000	(6)	9.5%
789 North Water Street
Milwaukee, WI 53202

(1)               Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)               Applicable percentage of ownership is based on 4,327,777 shares of common stock outstanding as of March 17, 2006 plus, for each shareholder, all shares that such shareholder could purchase within 60 days upon the exercise of existing stock options.

(3)               Includes 25,000 shares, which could be purchased within 60 days upon the exercise of existing stock options. These options were granted to Mr. Cameron under the Company’s stock option plan in May 2005 in consideration of his performance for the Company.

(4)               Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows:  Mr. Carlson, 50,000 shares; Mr. Spell, 50,000 shares; and all directors and named executive officers as a group, 138,500 shares.

(5)               According to a Schedule 13G filed January 21, 2006, Perkins Capital Management, Inc. (“Perkins Capital”) beneficially owned 698,450 shares of common stock as a result of serving as investment advisor to various clients. Perkins Capital has sole dispositive power as to all 698,450 shares and sole voting power as to 623,500 shares.

(6)             According to a Schedule 13G filed February 3, 2006, Heartland Advisors, Inc. (“Heartland”) beneficially owned 409,000 shares of common stock as a result of serving as investment advisor to various clients. Heartland has sole dispositive power and sole voting power as to all 409,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, its executive officers and any persons holding more than 10% of outstanding common stock are required to file reports concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that the filing requirements for the last fiscal year were satisfied.

In making the above disclosure, the Company has relied on the written representations of its directors, executive officers and beneficial owners of more than 10% of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

PROPOSAL ONE — ELECTION OF DIRECTORS

General Information

The property, affairs and business of the Company are managed under the direction of the Board of Directors. A board of four directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s four nominees named below. The term of office for each person elected as a director will continue until the next annual meeting of shareholders and until a successor has been elected and qualified, or until such director is removed or resigns. Harry W. Spell, who has been a director since 1991, will be retiring from the Board as of May 4, 2006 and is not standing for reelection.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated. All nominees have indicated a willingness to serve if elected. The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies which have been properly executed and returned or properly voted using the internet voting service will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

The Board recommends a vote FOR all of the nominees.

Nominees

The names of the nominees, all of whom are currently serving as directors of the Company, are set forth in the table below. Following the table is certain information for at least the last five years regarding each nominee. There are no family relationships between any of the nominees, directors or executive officers of the Company.

Name	Position with Company	Director Since	Age
Edward R. Cameron	Chairman of the Board, Director, President and Chief Executive Officer	1976	65
Duane S. Carlson	Director	1990	70
W. William Bednarczyk	Director	2005	61
Albin S. Dubiak	Director	2005	65

Edward R. Cameron is the founder and has been the President of the Company since its inception in 1976. He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company. Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses. Mr. Cameron has a bachelor of science degree in business administration from Montana State University.

Duane S. Carlson has been a director of the Company since 1990. Mr. Carlson is currently a self-employed business consultant, as he was from 1988 to 1991. From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment. He was a founder of NetStar, Inc. and was a member of its board of directors. NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now part of Lucent Technologies, which acquired Ascend. He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (which became Carleton Corporation and is now part of Oracle, Inc.) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors. Mr. Carlson also currently serves as a director of several privately held companies.

W. William Bednarczyk has been a director of the Company since June 2005. Mr. Bednarczyk is currently an independent management consultant specializing in personal investment portfolios and venture capital activities. He formerly held the position of vice president, human resources/administration with Gelco Corporation and was director of employee/labor relations with The Toro Company. In addition, he was a partner in a Cost Cutter franchise, with salons in Wisconsin, Florida and Kansas. He served as a park commissioner and as treasurer for the City of Minneapolis and holds a B.A. from the University of St. Thomas and an M.A. in industrial relations from the University of Minnesota.

Albin S. Dubiak has been a director of the Company since June 2005. Since 2000, Mr. Dubiak has been a member of the investment committee of Sisters of Charity of Leavenworth Health System, and since 2003 has been chair of the committee. From 1993 until retiring in 2001, he was employed by First

Asset Management, where he served as director of investment research and manager of the First American Small Cap Value Fund. Prior to that, he held management positions with First Bank System in investor relations and financial and strategic planning, and also served as treasurer. Mr. Dubiak earned a B.S. in business administration from Indiana University and an M.B.A. from the University of Arizona.

Actions and Committees of the Board of Directors

In 2005, the Board of Directors met five times. The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee. In 2005, the Audit Committee met five times and the Compensation and Benefits Committee met one time. The full Board serves as a nominating committee, and met once in that capacity in 2005. The Board currently has no other standing committees and has no current plans to establish additional committees. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.

Report of the 2005 Audit Committee

The Audit Committee is responsible for relations with the Company’s independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition. The Audit Committee adopted, and the Board of Directors approved, a revised written charter for the Audit Committee which is attached as an appendix to this proxy statement. The Company’s non-employee directors serve on the Audit Committee. For 2005, Duane S. Carlson (Chairman), Harry W. Spell and Albin S. Dubiak served as such committee. For 2006, Mr. Carlson (Chairman), Mr. Dubiak and W. William Bednarczyk will serve on the committee. Each member of the Audit Committee is “independent,” as independence for audit committee members is defined by the rules of the NASD, and otherwise satisfies the NASD’s requirements for audit committee membership. The Board has determined that Duane Carlson is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the reasonableness of significant judgments and accounting principles.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with standards of the Public Company Accounting Oversight Board (United States), their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held five meetings during fiscal 2005, two with the independent auditors and three without the auditors present. In addition, at the end of each quarter the chairman of the Audit Committee discussed with the independent auditors their findings and procedures relative to the auditor’s quarterly reviews.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

March 6, 2006
The 2005 Audit Committee

Duane S. Carlson
Harry W. Spell
Albin S. Dubiak

The information set forth above in the Audit Committee Report is not to be considered “filed” with the SEC for any purpose or “incorporated by reference” into any Securities Act or Exchange Act document of the Company for any purpose.

Independent Registered Public Accounting Firm

Virchow Krause & Company, LLP independent certified public accountants, served as the independent auditors for the Company for fiscal 2005. McGladrey & Pullen, LLP, independent certified public accountants, served as the independent auditors for the Company for fiscal 2003 and 2004. A representative of Virchow Krause & Company, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

Effective April 1, 2005, Virchow Krause & Company, LLP replaced McGladrey & Pullen, LLP as the Company’s independent auditors for the audit of fiscal year 2005.

During the periods covering the fiscal years ended December 31, 2005 and January 1, 2005, Virchow Krause & Company, LLP (VK) and McGladrey & Pullen, LLP and RSM McGladrey, Inc. (McG) performed the following professional services:

	December 31, 2005		January 1, 2005
Description	VK	McG	VK	McG
Audit fees (1)	$132,800	--	--	$110,700
Audit-related fees (2)	$800	37,000	--	$7,000
Tax fees (3)	$2,950	28,000	--	$35,000
All other fees	--	--	--	--

(1)                                   Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

(2)                                   Audit-related fees are fees principally for professional services rendered for the audit of the Company’s 401(k) employee benefit plan and technical accounting consulting and research. Audit-related fees in 2005 from Virchow Krause & Company, LLP related to a filing of a registration statement in 2005. Audit-related fees in 2005 from McGladrey & Pullen, LLP related to the audit of the Company’s 401(k) employee benefit plan and the filing of two registration statements in 2005.

(3)                                   Tax fees consist of compliance fees for the preparation of income tax returns and preparation of refund claims, tax estimates and extensions. Tax fees in 2004 from McGladrey & Pullen, LLP also included tax consulting related to a carryback claim and a change in accounting method.

The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of Virchow Krause & Company, LLP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. All the fees for fiscal 2004 and 2005 were approved by the Audit Committee.

Board Practice Related to Nominations of Directors

The Board as a whole performs functions equivalent to that of a nominating committee. In that capacity, the Board has no charter. Duane S. Carlson, Harry W. Spell, W. William Bednarczyk and Albin S. Dubiak are “independent” directors, as that term is defined in Rule 4200(a)(15) of the NASD listing standards.

The Board will consider director candidates recommended by shareholders. The criteria applied by the Board in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a shareholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by shareholders. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

The Board identifies director candidates primarily by considering recommendations made by directors, management, and shareholders. The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole. Director candidates recommended by shareholders are evaluated in the same manner as candidates recommended by other persons.

Report of the 2005 Compensation and Benefits Committee

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of non-employee directors. For 2005, Duane S. Carlson, Harry W. Spell (Chairman) and W. William Bednarczyk served on such committee. For 2006, Mr. Carlson, Mr. Bednarczyk (Chairman) and Albin S. Dubiak will serve on the committee. The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses. Either the Compensation Committee or the entire Board may administer and make grants under the Company’s 1997 Stock Option Plan and the Company’s 2006 Stock Option Plan.

Annual compensation for the Company’s executive officers, other than the President, is recommended by the President and approved by the Compensation Committee. The individual salary recommendations may vary based on the President’s perception of the value of that position to the

Company, the executive’s individual performance and the President’s views as to comparative compensation for like positions at other companies. The annual compensation for the President is recommended by the Compensation Committee and approved by the Board of Directors.

The Company believes that compensation of the Company’s key executives should be sufficient to attract and retain highly-qualified personnel and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long-term and short-term performance goals, including the development of new customers, increasing sales volume, meeting or exceeding financial targets and other factors.

Compensation of the Company’s executives generally consists of a base salary, a cash bonus and long-term incentive compensation in the form of stock options. The Company does not utilize a formulaic approach to executive base compensation. In principle, the Company’s executive compensation approach is to place each officer’s base salary in the midrange of executive compensation levels for companies of a similar size. The Company currently provides no retirement benefits to its executive officers except for the 401(k) Plan.

The amount of any bonus awarded under the Company’s bonus plan for all officers is based on the successful and timely achievement of Company goals, including financial performance and positioning for future results.

Salaries for certain officers of the Company were increased by 12.5% for 2005. Bonuses of approximately 6.8% of annual base salary were granted to officers for 2005, payable in March 2006. General managers receive a bonus based on a formula, which considers both profit at their center and individual merit. Bonuses of between 4% and 20% of annual base salary were granted to general managers for 2005, payable in March 2006.

Stock options are awarded to provide incentives to the officers to promote improved long-term performance of the Company. Option grants for all officers other than the President are recommended by the President. Options were granted in 2005 to officers to purchase an aggregate of 3,000 shares of Common Stock at an exercise price of $2.80.

The compensation for Edward R. Cameron, the Company’s President and Chief Executive Officer, is determined by using a process and philosophy similar to that used for all other officers. The Compensation Committee considers its members’ views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Cameron’s performance and contributions to the Company, recommending a salary, bonus and stock options for the Board of Directors’ approval. There is no specific formulaic tie between the Company’s goals and performance and the Compensation Committee’s recommendation; instead, the Compensation Committee’s judgment and discretion is used in its recommendations to the Board of Directors. In 2005, Mr. Cameron was granted options to purchase 50,000 shares of Common Stock at an exercise price of $3.08.

The Compensation Committee has reviewed the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of annual executive compensation in excess of $1,000,000. The Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company’s executive officers in the near future.

March 6, 2006
The 2005 Compensation and Benefits Committee

Duane S. Carlson
Harry W. Spell
W. William Bednarczyk

Compensation of Directors

The Company will have four directors in 2006, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company. Non-employee directors of the Company receive an annual fee of $15,000 for their service as directors, as well as stock options under the Restated 1997 Stock Option Plan. Beginning 2007, the stock options would be issued under the 2006 Stock Option Plan.  The Chairman of the Audit Committee receives an additional annual fee of $3,000 and the Chairman of the Compensation and Benefits Committee receives an additional annual fee of $1,500.

Board Contact Information

If you would like to contact the Board or any committee of the Board, you can send an email to board@arcainc.com, or write to the Company, c/o Secretary, 7400 Excelsior Boulevard, Minneapolis, MN 55426. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

Information Concerning Officers and Key Employees Who Are Not Directors

Linda Koenig, 44, was promoted to the position of Chief Financial Officer in February 2005. She had previously served as Vice President of Finance from March 2003 to February 2005, and as Controller from September 1999 to March 2003. Ms. Koenig was General Accounting Manager for the Company from February 1996 to September 1999. From August 1994 to February 1996, she was employed by WTC Industries as accounting manager.

Bruce J. Wall, 52, is the Vice President of Resource Efficiency Programs, a position he has held since October 2000. Mr. Wall is responsible for expanding the scope of services offered to utility companies and developing programs to provide resource efficiency benefits. Previously, Mr. Wall was employed by the Company as a National Account Manager from 1993 to 1997. From 1997 until rejoining the Company in 2000, Mr. Wall worked for Northeast Energy Efficiency Partnerships, Inc., where he facilitated and managed groups to develop, implement and evaluate regional market transformation strategies.

Executive Compensation

The following table sets forth the cash and non-cash compensation earned by the Chief Executive Officer for each of the last three fiscal years. No other officer of the Company received salary and bonus for any such year in excess of $100,000.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Comp. ($)(3)	Securities Underlying Options (#)		All Other Comp. ($)
Edward R. Cameron	2005	$160,000	$ —	$2,313	50,000	(2)	$0
Chairman of the Board, President	2004	160,000	—	3,031	0	(2)	0
and Chief Executive Officer	2003	160,000	25,000	2,942	0	(2)	0

(1)               The Company has no Long-Term Incentive Plan as defined by Item 402(a)(7)(iii) of SEC Regulation S-K.

(2)               The bonus for 2003 was paid in 2004. No stock options were granted in 2004 or 2003 to Mr. Cameron.

(3)               Includes premiums on car insurance for each year.

Stock Options Granted and Exercised in Last Fiscal Year

The following table provides certain information with respect to stock options granted and exercised under the Company’s stock option plans in fiscal 2005 by the named executive officer and the value of such officer’s unexercised options at December 31, 2005.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	% of Total Stock Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Name	Granted(#)	Fiscal Year	($/Share)	Date	5%	10%

Edward R. Cameron	50,000	74%	$3.08	5/5/2010	$42,547	$94,018

(1)               Potential realizable value is based on an assumption that the market price of the underlying security appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options At FY-End(#)		Value of Unexercised In-the-Money Options At FY-End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward R. Cameron	150,000	$112,500	—	50,000	—	$91,000

(1)               The values in the table have been calculated assuming a per share price of $4.90, which reflects the closing price of the Company’s stock at December 30, 2005

Stock Option Plans

The Company currently has two stock option plans:  The 2006 Stock Option Plan (the “2006 Plan”) and the Restated 1997 Stock Option Plan (the “1997 Plan”). The Restated 1989 Stock Option Plan has expired and all options remaining to be exercised were exercised as of March 3, 2006.

Both the 2006 Plan and the 1997 Plan may be administered by the Compensation and Benefits Committee of the Board of Directors or the full Board of Directors acting as the Committee.

Under the 1997 Plan, as amended in March 2002, the Company has reserved an aggregate of 600,000 shares of its common stock for option grants under the plan. As of March 1, 2006, options to purchase an aggregate of 94,500 shares had been granted to employees and were outstanding under the 1997 Plan, and options to purchase an aggregate of 162,500 shares had been granted to the Company’s non-employee directors. Under the 1997 Plan, 193,250 options have been exercised.

Under the 2006 Plan, the Company has reserved an aggregate of 600,000 shares of its Common Stock for option grants under the plan. The 2006 Plan is being submitted to the shareholders for approval at the annual meeting. See Proposal Two: Adoption and Approval of 2006 Stock Option Plan.

Each non-employee director is automatically granted stock options for 7,500 shares upon his or her initial election as a director and upon each re-election by the shareholders. Each option to a non-employee director becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant. The exercise price of an option is the fair market value of the common stock on the date the option is granted.

Employees of the Company, including employee directors, are eligible to receive awards of options to purchase common stock pursuant to the 1997 Plan or 2006 Plan. The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the 1997 Plan and the 2006 Plan and the applicable provisions of the Internal Revenue Code.

The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company’s stock (“10% Holder”), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the common stock on the date the option is granted.

Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company. Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

Unless otherwise specifically provided in an optionee’s agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

Certain Relationships and Transactions

Options. In April 2005, the President of the Company, Edward R. Cameron, exercised 150,000 options with an option price of $2.20. The market price on this date was $2.95. During 2005, Mr. Cameron sold 127,000 shares.

Performance Graph

The following graph compares cumulative total shareholder returns on the Company’s common stock over the last five fiscal years with the Nasdaq Stock Market (U.S. Companies) Index, the Dow Jones Waste and Disposal Services Index (formerly known as the Pollution Control Index) and the Dow Jones Specialty Retailers Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends. In previous years, the Company has compared its cumulative total shareholder returns to the Dow Jones Waste and Disposal Services Index. However, the Company’s sale of appliances through its retail outlets has become the largest portion of its business and accordingly the Company has selected the Dow Jones Specialty Retailers Index as a more appropriate index for such comparison.

	AT YEAR END
	12/00	12/01	12/02	12/03	12/04	12/05
Appliance Recycling Centers of America, Inc.	$100.00	$320.00	$156.00	$220.00	$368.00	$392.00
NASDAQ Stock Market (U.S. Companies)	$100.00	$79.32	$54.84	$81.99	$89.23	$91.12
Dow Jones Waste & Disposal Services (formerly Pollution Control Index)	$100.00	$112.20	$88.13	$117.18	$121.21	$128.55
Dow Jones Specialty Retailers Index	$100.00	$131.73	$87.27	$131.76	$147.08	$157.16

The Company’s common stock began trading on the Nasdaq Capital Market on February 22, 2006 under the symbol ARCI. Prior to that date, the common stock was traded on the OTC Bulletin Board.

The closing price of the Company’s common stock on March 17, 2006 was $5.36 per share.

PROPOSAL TWO:  ADOPTION AND APPROVAL OF 2006 STOCK OPTION PLAN

The Company uses stock options as part of a plan to attract and retain qualified employees and non-employee Board members. The Company’s Restated 1997 Stock Option Plan will expire on March 6, 2007. In March 2006, to ensure the Company’s continuing ability to grant stock options to employees and directors, the Board of Directors adopted the 2006 Stock Option Plan (“2006 Plan”), which is being presented to the shareholders at the annual meeting for approval and adoption. A copy of the 2006 Plan is attached to this proxy statement as Appendix B.

Description of the 2006 Plan

The 2006 Plan provides for the grant of incentive stock options (“ISOs”) and nonqualified stock options (“NQOs”) to Eligible Persons (which include any full-time employees of the Company or any Subsidiary, as well as all directors of the Company). The Board has reserved 600,000 shares of Common Stock for issuance pursuant to the terms of the 2006 Plan. The 2006 Plan is administered by the Company’s Board of Directors or the Compensation and Benefits Committee of the Board of Directors (the “Committee”).

Under the 2006 Plan, each nonemployee director will receive an annual automatic, nondiscretionary award, beginning in 2007, of options to purchase 7,500 shares of Common Stock pursuant to the 2006 Plan. Each director option becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant. Director options are NQOs. The exercise price of an option shall be equal to the fair market value of the Common Stock on the date the option is granted.

Employees of the Company are eligible to receive awards of options to purchase Common Stock pursuant to the 2006 Plan. The Board of Directors or the Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the 2006 Plan and the applicable provisions of the Internal Revenue Code. Options granted to employees may be either ISOs or NQOs.

With the exception of the options that will be automatically granted to non-employee directors, the shares under the 2006 Plan are not currently allocated and may be allocated to such employees as the Compensation Committee may determine. At March 17, 2006, the closing price for the Company’s common stock as reported on The Nasdaq Capital Market was $5.36 per share.

The exercise price of an ISO cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company’s stock (“10% Holder”), the exercise price of an ISO cannot be less than 110% of the fair market value of the Common Stock on the date the option is granted.

Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company. Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted; provided, however, that if the optionee is a 10% Holder, the exercise period with respect to ISOs may not exceed five years.

Unless otherwise specifically provided in an optionee’s agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

The 2006 Plan will terminate on the earlier of the date on which the 2006 Plan is terminated by the Board of Directors of the Company or June 30, 2011. Options outstanding at the termination of the 2006 Plan may continue to be exercised in accordance with their terms after such termination. The 2006 Plan may be amended at any time by the Board of Directors. However, without the approval of a majority of the Company’s shareholders voting at a meeting at which a quorum is present, no such amendment may (i) increase the number of shares reserved for options pursuant to Section 2 or (ii) permit a change in the classification of Employees eligible to participate in the Plan, without the affirmative vote of shareholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held shareholders’ meeting.

Federal Income Tax Consequences

The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of ISOs and NQOs under the 2006 Plan and the sale of shares of common stock acquired upon exercise of options. The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions may vary with individual circumstances.

Incentive Stock Options. ISOs granted under the 2006 Plan are intended to be “incentive stock options” as defined by Section 422 of the Code. Under present law, the recipient of an ISO will not realize taxable income upon the grant or the exercise of an ISO; and the Company will not receive an income tax deduction at either such time. Generally, if an optionee exercises an ISO at any time prior to three months after termination of the optionee’s employment and does not sell the shares acquired upon exercise of an ISO within either (i) two years after the grant of the ISO or (ii) one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee does not satisfy these requirements, the optionee generally will recognize ordinary income in an amount equal to the difference between the exercise price paid in connection with exercise of the ISO and the fair market value of the shares acquired as of the date of exercise of the ISO, and will recognize capital gain on the difference between the sale price of the shares and the fair market value of the shares as of the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee.

Upon the exercise of an ISO, the excess of the stock’s fair market value on the date of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income (“AMTI”) and may result in the imposition of a tax on such AMTI. Liability for the alternative minimum tax is complex and depends upon an individual’s overall tax situation.

Non-Statutory Stock Options. Generally, upon the grant of an NQO, neither the Company nor the optionee will experience any tax consequences. Upon exercise of an NQO granted under the 2006 Plan, or upon the exercise of an Option initially intended to be an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee’s basis in the stock acquired pursuant to the exercise of the NQO. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee’s exercise of the NQO. Upon a subsequent sale of the stock, the optionee will recognize short-

term or long-term gain or loss depending upon the holding period for the stock and upon the stock’s subsequent appreciation or depreciation in value.

Shareholder Approval

The Board of Directors believes that in order to continue to provide appropriate incentives to directors and key employees, it is in the best interests of the Company to ratify and approve the 2006 Plan.

The affirmative vote of a majority of the shares of common stock of the Company represented at the annual meeting either in person or by proxy, assuming a quorum is present, is required to approve the 2006 Plan.

The Board recommends a vote for the adoption and approval of the 2006 Plan.

OTHER MATTERS

At the date of this proxy statement the Company’s management knows of no other matters which may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

A copy of the Company’s 2005 Annual Report to Shareholders is being mailed to you with this proxy statement. The Annual Report includes, among other things, the consolidated balance sheet of the Company as of December 31, 2005 and January 1, 2005 and the related consolidated statements of operations, shareholders’ equity and cash flows for the three years ended December 31, 2005. If you desire an additional copy of the Annual Report or a copy of our Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to Investor Relations, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426. You may also access a copy of our Form 10-K on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Denis E. Grande, Secretary

March 31, 2006

APPENDIX A

Appliance Recycling Centers of America, Inc.
Audit Committee Charter

(Amended by the Board of Directors 12/06/05)

The Audit Committee (“Committee”) is a standing committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board of Directors have established, and the external audit processes.

The Audit Committee shall be comprised of at least three (3) members from the Board of Directors and appointed by the Board. The Chair of the Committee shall also be appointed by the Board. Each member of the Committee shall be “Financially Literate.”  At least one member of the Committee shall be a “Financial Expert” and at least one member of the Committee (who may also be the Financial Expert) shall be an “Audit Committee Financial Expert.”

Each member of the Committee (1) shall be an “Independent Director,” (2) shall be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment of the member in carrying out the responsibilities of a director of the Company, (3) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (4) shall not: (a) receive, other than for service on the board, any consulting, advisory, or other compensatory fee from the Company, or (b) be an affiliated person (i.e. a person able to exert influence on the Company, often but not solely, resulting from a significant minority ownership position, and as more definitively set out by Securities and Exchange Act Rules 12b-2 and 144 and SEC rules and regulations promulgated in accordance with the Sarbanes-Oxley act of 2002) of the Company, or any subsidiary of the Company.

For purposes of this charter:

a)                                      “Audit Committee Financial Expert” means a person who has the following attributes:  (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements of generally comparable companies; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. The Company must disclose annually that the Committee includes at least one Audit Committee Financial Expert.

b)                                     “Financial Expert” means a director who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

c)                                      “Financially Literate” means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

d)                                     “Independent Director” means a director who is independent under Rule 4200 of the National Association of Securities Dealers.

The Committee shall meet at least two times per year or more frequently as circumstances require. The Company’s Chief Financial Officer serves as staff to the Committee, however the Committee may ask members of management or others to attend its meetings and hold such executive sessions as it deems necessary.

In meeting its responsibilities, the Committee is expected/authorized to:

1)                                      Provide an open channel of communication between the outside auditor, management, and the Board.

2)                                      Determine that management has established and maintained an adequate system of internal controls appropriate for the Company.

3)                                      Review and update the Committee’s charter periodically as needed, at least annually.

4)                                      Select and approve the outside auditor and the fee to be paid to the outside auditor. The outside auditor is ultimately accountable to the Audit Committee representing the Board of Directors, and the Committee has the ongoing direct authority and responsibility to select, evaluate, set fees for and replace outside auditors.

5)                                      Ensure that the outside auditor does not provide any non-audit services including: (a) bookkeeping or other services related to the accounting records or financial statements of the audit client; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management or human resources functions; (g) broker / dealer, investment adviser, or investment banking services; (h) legal services and expert services unrelated to the audit; or (i) any other service that the Committee determines is impermissible. The outside auditor may engage in any permitted non-audit service (including tax services) not listed above, only if the activity is pre-approved by the Committee and, if the activity is material, disclosed in its periodic financial reports, as appropriate, to shareholders, and the SEC and/or other financial regulatory bodies.

6)                                      Ensure that the lead audit or coordinating partner and the reviewing partner must rotate off of the audit every 5 years.

7)                                      Confirm and assure the independence of the outside auditor, including a review of any permitted non-audit services and related fees charged by the outside auditor. Obtain a formal written statement from the outside auditors delineating all relationships with the Company. Ensure that the Board Chair, President, CEO, CFO, and any Controller, Chief Accounting Officer or persons in an equivalent position have not been employed by the company’s audit firm during the 1-year period preceding the current year audit.

8)                                      Consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.

9)                                      Consider and review with management and the outside auditor:

a)              The adequacy of the Company’s system of internal controls including computerized information system controls and security and the presence of a records retention / destruction policy.

b)             Any related significant findings and recommendations of the outside auditor together with management’s responses thereto.

c)              Management’s responsibility to communicate the importance of internal control and ensure that all employees and contractors who are involved in the system of internal controls possess an understanding of their roles and responsibilities, including that employees and contractors may freely and without fear of reprisals, address issues relating to internal control, accounting, financial statement disclosure matters or violations of federal or state laws to the Committee in the event that they believe these issues have not been adequately addressed by Management, following procedures as set out in section 14 hereof.

d)             Any communications required by auditing standards generally accepted in the United States of America including, specifically, communications from the outside auditor about fraud, illegal acts, and deficiencies in internal control.

e)              The adequacy of the CEO and CFO’s written statement accompanying the audit report which certifies the appropriateness of the financial statements and disclosures contained in the audit report, and that those financial statements and disclosures fairly present, in all material respects, the operations and financial condition of the Company.

10)                                Review with management and the outside auditor at the completion of the annual audit and if and as appropriate, at the time of quarterly reviews and filings:

a)              The Company’s annual financial statements and related footnotes, and any other filings with financial regulatory bodies such as the SEC,

b)             The outside auditor’s audit of the financial statements and the auditor’s report thereon,

c)              Any significant changes required in the outside auditor’s audit plan,

d)             Management’s handling of any proposed adjustments identified by the outside auditor,

e)              Any serious difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of the outside auditor’s work or access to required information,

f)                Significant accounting and reporting issues, including complex or unusual transactions identified by the outside auditor, and recent professional and regulatory pronouncements to include an understanding of their impact on the financial statements. All material accounting policies and practices used, alternative treatments of financial information within accounting principles generally accepted within the United States of America that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor,

g)             Any legal and regulatory matters that may have a material impact on the financial statements,

h)             Any matters which the outside auditor believes should be addressed to the Committee as a result of the outside auditor’s review of executive perquisites and a representative sample of travel and expense reimbursements of the Company’s President and CEO,

i)                 Any matters which the outside auditor believes should be addressed to the Committee as a result of the auditors’ quarterly review of the Company’s financial statements,

j)                 Any other matters related to the conduct of the audit that are to be communicated to the Committee under auditing standards generally accepted in the United States of America.

11)                                Whenever requested, or as considered useful or appropriate by Committee members, meet with the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

12)                                Approve a code of ethics for Company officers, and review it annually for adequacy. Obtain annually an assurance in writing from each officer that they have complied with the code of ethics.

13)                                Establish procedures for the approval of all related-party transactions involving executive officers and directors.

14)                                Establish procedures in accordance with section 9(c) hereof for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters or possible violations of federal or state laws, and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters or possible violations of federal or state laws.

15)                                Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; to any other advisors engaged by the Committee; and of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
2006 STOCK OPTION PLAN

Effective March 6, 2006

1.                                       PURPOSE.   The purpose of this Plan is to provide a means whereby APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation, (the “Company”) may, through the grant of incentive stock options and nonqualified stock options to Eligible Persons, as defined below, attract and retain persons of ability as employees, officers and directors and motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary. As used herein the term “Subsidiary” shall mean any corporation which at the time an option is granted under this Plan qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code. The term “incentive stock options” means options to purchase Common Stock, without par value, of the Company (“Stock”) which at the time such options are granted under this Plan qualify as incentive stock options within the meaning of Section 422 of the Code. The term “nonqualified stock options” means options to purchase Stock which at the time such options are granted under this Plan do not qualify as incentive stock options. With respect to incentive stock options, the term “Eligible Persons” includes “Employees,” including officers and directors who are also employees, of the Company or of any Subsidiary. With respect to nonqualified stock options, “Eligible Persons” also includes “Independent” Directors of the Company (i.e., directors who are not employees of the Company or of any Subsidiary) as provided in Sections 6 and 7and consultants of the Company. The term “Board” means the Board of Directors of the Company. The term “Optionee” means an individual granted an option pursuant to the terms of the Plan. The term “Plan” means the 2006 Stock Option Plan as set forth herein, which may be amended from time to time.

2.                                       SHARES SUBJECT TO THE PLAN.   Options may be granted by the Company from time to time to Eligible Persons to purchase an aggregate of 600,000 shares of Stock, and such amount of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 8(c)). The shares issued upon exercise of options granted under the Plan shall be taken from the authorized but unissued shares of Stock of the Company. If any option granted under the Plan shall terminate, expire or, with the consent of the Optionee, be canceled as to any shares, new options may hereafter be granted covering such shares.

3.                                       ADMINISTRATION OF THE PLAN.   The Plan may be administered by the Company’s Board of Directors or a Compensation and Benefits Committee (the “Committee”) consisting of two or more persons appointed by the Board and serving at the Board’s pleasure. Members of the Committee shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) or any successor rule or regulation. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

Sections 6 and 7 of the Plan shall be administered by the Board of Directors, whose construction and interpretation of the terms and provisions of Sections 6 and 7 shall be final and conclusive. The amount of Stock subject to options granted to Independent Directors under Sections 6 and 7, the timing of the grants of such options, the eligibility for such options, and the terms and conditions of such options shall be automatic and non-discretionary in accordance with the terms of Sections 6 and 7. With respect to the remainder of the Plan, the Board or the Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or for the continued qualification of any incentive stock options granted thereunder and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. Any interpretation, determination, or other action made or taken by the Board or the Committee shall be final, binding and conclusive. If no Committee is appointed, the Board shall administer the Plan.

4.                                       GRANT OF EMPLOYEE OPTIONS.   Subject to the provisions of the Plan, the Board or the Committee shall (a) determine and designate from time to time those Employees to whom options are to be granted and the number of shares of Stock to be optioned to each Employee; (b) authorize the granting of incentive stock options or nonqualified stock options or combination thereof; (c) determine the number of shares subject to each option; and (d) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; provided, however, that (i) no option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 14, below and (ii) the aggregate fair market value (determined as of the date the option is granted) of the Stock for which incentive stock options will first become exercisable by an Employee in any calendar year under all incentive stock option plans of the Company and its Subsidiaries shall not exceed $100,000.

5.                                       TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.   Each option granted under Section 4 of the Plan shall be evidenced by an agreement, in a form approved by the Board or the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Board or the Committee may deem appropriate:

(a)                                  Option Period.   Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Board or the Committee may extend such period provided that, in the case of an incentive stock option, such extension shall not, without the consent of the Optionee, disqualify the option as an incentive stock option. In no case shall such period, including any such extensions, exceed ten years from the date of grant, provided, however, that, in the case of an incentive stock option granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), such period, including extensions, shall not exceed five years from the date of grant.

(b)                                 Option Price.   The option price per share shall be determined by the Board or the Committee at the time any option is granted, and (i) in the case of an incentive stock option shall not be less than the fair market value, or (ii) in the case of an incentive stock option granted to a Ten Percent Stockholder, shall not be less than 110 percent of the fair market value, of one share of Stock on the date the option is granted, as determined by the Board or the Committee.

(c)                                  Exercise of Option.   Each option agreement shall specify the time or times when the option shall become exercisable and the duration of the exercise period, and may provide for vesting provisions and/or exercisability in installments. In the case of an option granted to an Employee of the Company or of any Subsidiary, no part of the option may be exercised until the Optionee shall have remained in the employ of the Company or of a Subsidiary for such period, which shall be no less than one year, after the date on which the option is granted as the Board or the Committee may specify in the option agreement.

(d)                                 Payment of Purchase Price upon Exercise.   The purchase price for each stock option shall be paid to the Company in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option equal to the purchase price for the shares being purchased (except that the portion of the purchase price representing a fraction of a share, if any, shall in any event be paid in cash); or by delivering instructions to the Company to withhold from the shares that would otherwise be issued upon exercise of the stock option that number of shares having a fair market value equal to the purchase price; or by any combination of the above, as the Board or the Committee, in its sole discretion, shall determine. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. As of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the purchase price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan.

(e)                                  Exercise in the Event of Death or Termination of Employment.   In the case of an option granted to a Employee of the Company or of any Subsidiary:

(1)                                  If the Optionee shall die while an employee of the Company or a Subsidiary, the Optionee’s options may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of death, by the person or persons to whom the Optionee’s right under the option pass by will or applicable law, or if no such person has such right, by the executors or administrators of the Optionee, at any time, or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or one year after the Optionee’s death, whichever date is earlier; and

(2)                                  If the Optionee’s employment by the Company or a Subsidiary shall terminate because of disability, or voluntary or involuntary separation, the Optionee may exercise the options, to the extent that he or she shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or three months after termination of employment, whichever date is earlier;

provided, however, the Board or the Committee may, in its sole discretion, further limit the time periods set forth herein during which an option may be exercised, and any such limitations shall be specified in the option agreement.

6.                                       GRANT OF INDEPENDENT DIRECTOR OPTIONS.   Each Independent Director, upon his or her initial election to a first term on the Board of Directors, shall, on the date of such initial election, automatically be granted an option to purchase 7,500 shares of Common Stock. In addition, on the date of each annual meeting of shareholders of the Company, beginning with the annual meeting to be held in 2007, each Independent Director shall automatically be granted options to purchase 7,500 shares of Common Stock upon the re-election of such Independent Director to the Board by the shareholders of the Company.

7.                                       TERMS AND CONDITIONS OF INDEPENDENT DIRECTOR OPTIONS.   Each option granted under Section 6 of this Plan to an Independent Director shall be evidenced by an agreement, in a form approved by the Board. Such agreement shall be subject to the following express terms and conditions:

(a)                                  Term.   Each option granted under Section 6 to an Independent Director shall have a term of ten years.

(b)                                 Exercise Price.   The exercise price of options granted under Section 6 shall be 100% of the fair market value of one share of Common Stock on the date of grant.

(c)                                  Vesting and Termination of Options.   Subject to Section 8(g), options granted under Section 6 shall become exercisable in full six months after the date of grant. If an Independent Director ceases to be a member of the Board by reason of death or total disability and has served as a director continuously since the date of the grant, the option will become immediately exercisable in full, and shall remain exercisable, by the Optionee or the person or persons to whom the Independent Director’s right under the option shall pass by will or applicable law, or if no such person has such right, by the executors or administrators of the Independent Director, for the remaining term of the option. If the Independent Director ceases to be a member of the Board for any other reason, the option will remain exercisable, to the extent that it was exercisable on the date such Independent Director ceased to be a member of the Board, for the remaining term of the option, but no further vesting of the option shall occur.

(d)                                 Miscellaneous.   Except as provided in this Plan, no Independent Director shall have any claim or right to be granted an option under this Plan. Neither the Plan nor any action hereunder shall be construed as giving any director any right to be retained in the service of the Company.

8.                                       TERMS AND CONDITIONS OF OPTIONS IN GENERAL.

(a)                                  Nontransferability.   No option granted under the Plan shall be transferable other than by will or by the law of descent and distribution. During the lifetime of the Optionee, an option shall be exercisable only by the Optionee.

(b)                                 Investment Representation.   Each option agreement may provide that, upon demand by the Board or the Committee for such a representation, the Optionee (or any other person acting under Section 5(e) or Section 7(c)) shall deliver to the Board or the Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

(c)                                  Adjustments in Event of Change in Common Stock.   In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

(d)                                 Incentive Stock Options.   Each option agreement which provides for the grant of an incentive stock option to a participant shall contain such terms and provisions as the Board or the Committee may determine to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

(e)                                  No Rights as Shareholder.   No Optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a certificate or certificates for such shares.

(f)                                    No Rights to Continued Employment.   The Plan and any option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate his employment at any time.

(g)                                 Compliance with Section 16(b).   In the case of Optionees who are subject to Section 16 of the Exchange Act, the Company intends that the Plan and any award granted under the Plan satisfy the applicable requirements of Section 16 and any regulations promulgated thereunder, including Rule 16b-3. If a provision of the Plan or any award would otherwise conflict with such intent, that provision, to the extent possible, shall be interpreted so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applied to Optionees who are subject to Section 16 of the Exchange Act.

9.                                       WITHHOLDING TAXES.   The Company and its Subsidiaries shall have the right to require the payment (through withholding or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the issuance of shares upon the exercise of an option.

10.                                 CONTINGENT AWARDS.   Any option granted under the Plan prior to the date on which the Plan is approved by the Company’s stockholders shall be contingent upon such approval. If stockholder approval is not received within 12 months after the date on which this Plan is adopted by the Board, such award shall be void and of no force or effect.

11.                                 STOCKHOLDER APPROVAL.   The approval of the Plan or any amendment by the Company’s stockholders must comply with all applicable provisions of the Company’s charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for granting awards of the type provided under the Plan. Absent any such prescribed method and degree of stockholder approval, the Plan or such amendment must be approved by a simple majority vote of stockholders voting, either in person or by proxy, at a duly held stockholders’ meeting.

12.                                 COMPLIANCE WITH OTHER LAWS AND REGULATIONS.   The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

13.                                 AMENDMENT AND DISCONTINUANCE.   The Plan shall expire on June 30, 2011, unless earlier terminated as provided herein, and no options shall be granted under the Plan after it expires or is terminated. Options outstanding at the expiration or termination of the Plan shall continue to be exercisable in accordance with their respective terms and conditions. The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that subject to the provisions of Section 8(c), no action of the Board of Directors or of the Committee may, without shareholder approval, (i) increase the number of shares reserved for options pursuant to Section 2 or (ii) permit a change in the classification of Employees eligible to participate in the Plan; and further provided, that no amendment to the Plan shall be effective without approval of the shareholders, if shareholder approval is required pursuant to Rule 16b-3 under the Exchange Act (or any successor rule or regulations) or the applicable rules of any securities exchange or the NASD. Without the written consent of an Optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him under the Plan.

14.                                 EFFECTIVE DATE OF THE PLAN.   The original effective date of the Plan was March 6, 2006, subject to shareholder approval within twelve months after such original effective date.

APPLIANCE RECYCLING CENTERS OF
AMERICA, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For Annual Meeting of Shareholders

May 4, 2006

3:30 p.m.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Blvd.
Minneapolis, MN 55426

Appliance Recycling Centers of America, Inc.
7400 Excelsior Blvd., Minneapolis, MN 55426	proxy

The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 17, 2006 at the Annual Meeting of Shareholders to be held on May 4, 2006, or at any adjournment or postponement of the meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement dated March 31, 2006 furnished with the Notice.

See reverse for voting instructions.

COMPANY #

VOTE BY INTERNET — http://www.eproxy.com/arci/ — QUICK  EASY  IMMEDIATE

•   Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 3, 2006.

•   Please have your proxy card and the last four digits of the U.S. Social Security Number available. Follow the instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Appliance Recycling Centers of America, Inc., c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.

Note: Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1 and 2.

1. Election of the following	01 Edward R. Cameron	03 W. William Bednarczyk	☐	Vote FOR	☐	Vote WITHHELD
nominees as directors:	02 Duane S. Carlson	04 Albin S. Dubiak		all nominees		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval and adoption of the 2006 Stock Option Plan			☐ For	☐ Against		☐ Abstain

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED  SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box				Date
Indicate changes below:	☐

Signature(s) in Box
Please sign your name exactly as it appears at left. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.